Exhibit 99.1

News Release

bioAffinity Technologies to Present New Perspectives on CyPath® Lung’s Use for Cancer Risk Assessment at CHEST 2026

Chief Medical Officer Gordon Downie, MD, to host CHEST 2026 Learning Theater on clinical use of CyPath® Lung

Presentation to address current challenges in pulmonary nodule management and to discuss preliminary research data from the ongoing development of a new, investigational test for asthma and COPD

bioAffinity Technologies’ Medical and Scientific Advisory Board to convene in conjunction with CHEST 2026

SAN ANTONIO, Texas – October 15, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company developing noninvasive healthcare solutions for the early detection and monitoring of lung disease, will sponsor a Learning Theater presentation at CHEST 2026, the annual meeting of the American College of Chest Physicians, on the evolving role of CyPath® Lung in improving lung cancer risk stratification and managing pulmonary nodules in patients at high risk for lung cancer. The presentation will include discussion of the Company’s positive research data in the development of its new test measuring asthma and COPD-related lung inflammation and drug-related receptors.

bioAffinity Technologies Chief Medical Officer Gordon H. Downie, MD, PhD, will address the challenges clinicians face as the growing number of newly discovered and changing pulmonary nodules increases the difficulty of determining which nodules require intervention and which can be safely monitored. Using clinical cases, the presentation will examine the limitations of predictive models and the potential role of the lung microenvironment in improving lung cancer risk stratification.

“With increased lung cancer screening rates, more incidental findings and AI’s ability to mine medical records, we are getting better at finding pulmonary nodules. But that is just the first step,” Dr. Downie said. “By analyzing cells from the lung microenvironment, CyPath Lung’s binary result – either likely or unlikely malignancy – provides new information that complements imaging, clinical risk models and physician gestalt to help inform decisions about further testing, biopsy or continued surveillance.”

CyPath Lung is a noninvasive sputum-based test that uses flow cytometry and an automated analysis pipeline developed using AI to evaluate cellular characteristics associated with lung cancer. By analyzing cells collected directly from the lungs, the test provides important information distinct from imaging and blood-based biomarkers. The noninvasive CyPath Lung test can be used on high-risk individuals without an identified nodule and in patients with a prior cancer diagnosis. The Company’s test for asthma and COPD-related lung inflammation referenced below is an investigational research program and is not available for clinical use.

CHEST 2026 Learning Theater

Title: Lung Nodules, Lung Microenvironment, Predictive Models and Clinician Risk Stratification: Using CyPath® Lung Testing for Early Diagnosis of Lung Cancer

Date: October 21, 2026

Time: 12:30-1:15 p.m. MST

Location: Learning Theater 4, Phoenix Convention Center, Phoenix, AZ

bioAffinity Technologies Medical and Scientific Advisory Board to convene at CHEST 2026

In conjunction with the conference, bioAffinity’s Medical and Scientific Advisory Board will meet to discuss the Company’s scientific and clinical programs, including CyPath Lung’s expansion into the federal healthcare system, the ongoing large-scale, longitudinal clinical study for CyPath Lung, and research and development to characterize lung inflammation in asthma and COPD patients, which may lead to targeted therapies and precision medicine.

“Our Medical and Scientific Advisory Board’s extensive experience in real-world pulmonary practice and lung health is directly aligned with our corporate and clinical mission to improve outcomes for patients by detecting lung cancer and other lung diseases early when treatment is most effective,” said Maria Zannes, bioAffinity Technologies President and CEO. “We are always grateful for their expert perspectives that inform our research priorities and clinical applications.”

Current members of the Medical and Scientific Advisory Board are David Hill, MD, Chair of the American Lung Association Board of Directors; David Ost, MD, MPH, Department of Pulmonology, University of Texas MD Anderson Cancer Center; Daniel Sterman, MD, Director of Division of Pulmonary, Critical Care, and Sleep Medicine, New York University Langone Medical Center, Sheila Habib, MD, Director of the Pulmonary Lung Nodule Clinic and the Lung Cancer Screening Program at South Texas Veterans Health Care Systems, Audie L. Murphy Memorial Veterans Hospital; J. Scott Ferguson, MD, Director of Bronchoscopy, University of Wisconsin School of Medicine and Public Health; Neil Alexis, PhD, Principal Investigator at the University of North Carolina School of Medicine Center for Environmental Medicine, Asthma and Lung Biology; and Sandeep Bansal, MD, Medical Director of Lung Innovations Network.

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a novel fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV may help inform physician decision-making when evaluating whether further invasive procedures are warranted. CyPath Lung is marketed as a Laboratory Developed Test (LDT), is not intended for use as a sole diagnostic tool, and should be considered alongside other clinical findings. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s research and development of a new test for asthma and chronic obstructive pulmonary disease (COPD), the potential clinical and commercial applications of CyPath Lung and such new test, the expansion of CyPath Lung into the federal healthcare system, the ongoing longitudinal clinical study of CyPath Lung, and the Company’s research priorities and clinical applications, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

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